Exhibit 99.1
BrandPartners Announces Expansion of Digital Merchandising Portfolio;

Maintains Strong Backlog at Approximately $25 million.

ROCHESTER, N.H.—(BUSINESS WIRE)—October 6, 2005—BrandPartners Group, Inc. (OTC Bulletin Board: BPTR), a provider of integrated retail environmental services, announced today that its wholly owned subsidiary, BrandPartners Retail, has further strengthened its Digital Merchandising portfolio with the addition of several new clients: North Jersey Federal Credit Union of Totowa, NJ, Alaska USA Federal Credit Union of Anchorage, AK and West Bend Savings Bank of West Bend, WI. In addition, the Company announced that its current backlog remains strong at approximately $25 million.

Karen Schaffer, Digital Merchandising Manager at BrandPartners Retail commented, “BrandPartners Retail’s digital program includes strategy development, site analysis, content creation, technology procurement, delivery system selection, installation and ongoing support. BrandPartners Retail works closely with each client to define the goals of their digital program and craft a solution that will engage the customer, enhance the overall customer-experience, and influence purchasing decisions.”

Ms. Schaffer commented further,”We believe we have developed a turn-key program that includes best-of-breed products and services. We feel that our knowledge of the financial industry sets us apart from other providers in this market and lets us guide our clients to the right choices for content, technology and placement within the branch. Example solutions that BrandPartners Retail offers include centrally managed digital rate boards, free-standing interactive kiosks, multi-screen digital signage, and projection systems to attract the attention of those outside the branch. Careful attention is given to ensure that the digital elements are integrated into the overall environment, including the design of custom surrounds, graphics and fixtures when necessary.”

“We believe that our range of services allows us to develop comprehensive merchandising solutions for our customers that strategically combine digital, print and signature elements to create a branded retail environment,” stated Jim Brooks, President and CEO of BrandPartners. Mr. Brooks commented further, “Digital has proven to be an effective method of communicating at the point-of-sale, and our ability to provide our clients with reliable solutions grounded in business results has generated a lot of momentum for us. While BrandPartners has been successfully deploying digital programs in the financial services market for several years, we think our digital merchandising group has made great strides in refining and improving our ability to guide our clients through the development and implementation of a successful digital strategy. We believe the appeal of our comprehensive program from the strategy, content development and programming, hardware and software installation, to the on-going content management and support will allow us to continue to strengthen our relationships with existing clients and increase our penetration of the financial services marketplace.”

Mr. Brooks added, “We are continuing to grow our core business and invest in new opportunities such as digital merchandising. In addition, we are actively visiting the investment community to ensure that our business strategy to build the company is communicated to the widest audience possible, and we believe that the new engagements with North Jersey Federal Credit Union, Alaska USA Federal Credit Union and West Bend Savings Bank demonstrate BrandPartners Retail’s continued proficiency in developing new products that support the business strategy.”

About BrandPartners

BrandPartners, a BrandPartners Group Company (OTC Bulletin Board: BPTR), provides an integrated approach to customer environments through brand translations, business strategy, design-build services, retail display and in-branch communications products and services, from concept and design through implementation and training. BrandPartners installations are in more than 1,600 companies at more than 24,000 retail locations. The company serves domestic and international markets from its Rochester, N.H. home office, New York design studio, and regional U.S. offices. BrandPartners Group also is the parent company of BrandPartners Europe Ltd, its London-based international subsidiary, which was established in January 2005, and the company's third wholly owned subsidiary, Grafico, Incorporated., which was established in April 2005.

Cautionary Language

Statements in this news release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registrations statements filed with the Securities and Exchange Commission.

Contact:
Bristol Capital Ltd.
Investor Relations:
Glen Akselrod, 905-326-1888
glen@bristolir.com